Exhibit 99.1

For Immediate Release July 31, 2008

Press Release

thinkorswim Group Inc. Reports Second Quarter Financial Results

Company Delivers Record Revenues of $97 Million and Record Earnings of $0.27 Per Diluted Share

Company to Activate Share Repurchase Program

NEW YORK – July 31, 2008 – thinkorswim Group Inc. (NASDAQ:SWIM), a leading provider of online brokerage and investor education services, today announced financial results and select operating metrics for the second quarter ended June 30, 2008. Strong growth in the Company’s brokerage services segment, combined with more efficient customer acquisition strategies, generated this quarter’s record performance.

Consolidated financial results for the quarter:

•                  Revenues of $97.0 million, 50 percent of which were brokerage-based

•                  Pre-tax income of $27.4 million, 28 percent of revenues

•                  Net income of $18.6 million, or $0.27 per diluted share

•                  Non-GAAP Sales Transaction Volume (“STV”) of $82.5 million, 59 percent of which were brokerage-based

•                  Non-GAAP Adjusted EBITDA (before certain items) of $22.0 million, or 27 percent of STV

•                  Customer acquisition cost per new funded account of $490

“Record second quarter revenue of $97 million and net income of $18.6 million, or $0.27 per diluted share, resulted from our customers continuing preference for thinkorswim’s financial trading technology and cross-market transaction capabilities to execute derivative-based trading strategies in fast moving, volatile markets. Record quarterly retail DARTs increased by 16 percent from the first quarter to 52,500, while average commissions per trade increased to $8.88 from $8.55 in the first quarter. New account openings of 26,825 remained at record levels throughout the quarter, raising customer assets to $3.1 billion from a total of 78,075 funded and 175,800 open accounts,” said Lee K. Barba, Chairman and CEO of thinkorswim Group Inc.

Operating Highlights (quarterly year-over-year comparisons):

•                  New accounts opened of 26,825. Total accounts of 175,800, an increase of 112 percent

•                  New funded accounts of 12,350, an increase of 27 percent

•                  Funded accounts of 78,075 at quarter-end, an increase of 100 percent

•                  Average retail trades per day of approximately 52,500, an increase of 151 percent

•                  Annualized brokerage revenue per funded account of $2,300

•                  Record client assets of $3.11 billion, including $1.74 billion in client cash and money market funds

•                  Education graduates of 11,510, an increase of 5 percent

“Management made intra-quarter marketing, scheduling and customer acquisition adjustments to achieve a $490 cost per funded account, which is expected to realize $2,300 of annualized revenue per account.  We believe that the education levels and derivative-based trading activity of the customers acquired through these strategies provide the strongest growth model in the online brokerage industry.”

“We anticipate the balance of 2008 to continue to outperform first quarter results and earlier forecasts. As a result, the Company reactivated its stock buyback program which allows for the repurchase of up to five million shares over the next two years,” concluded Mr. Barba.

The Company will hold a conference call to discuss the financial results at 4:30 p.m. Eastern Time today. The call is being webcast by Thomson CCBN and will be available through our Web site at www.thinkorswim.com under Investor Relations.

About thinkorswim Group Inc. (NASDAQ: SWIM)

thinkorswim Group Inc. (www.thinkorswim.com) offers market-leading online brokerage, investor education and related financial products and services for self-directed investors and active traders.  thinkorswim, Inc., our award-winning online brokerage division, provides a suite of trading platforms serving self-directed and institutional traders and money managers.  thinkorswim platforms have easy-to-use interfaces, sophisticated analytical and research tools, and fast and efficient order execution for even the most complex trading strategies.  thinkorswim customers trade a broad range of products including stock and stock options, index options, futures and futures options, forex, mutual funds and fixed income. Investools’ Education Group, a subsidiary of thinkorswim Group Inc., offers a full range of investor education products and services that provide lifelong learning in a variety of interactive delivery formats. Investools’ graduates can then apply what they’ve learned by trading with thinkorswim’s online brokerage platforms.

Safe Harbor

This press release may contain forward-looking statements. Such forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “could,” “would,” “will,” “should,” “plan,” or similar statements.  All forward-looking statements are based largely on current expectations, beliefs and assumptions concerning future events that are subject to substantial risks and uncertainties. These risks and uncertainties include, but are not limited to: general changes in economic conditions and changes in conditions affecting the financial services industry specifically, regulatory developments that affect the way we market or sell our products and services, our inability to protect our proprietary technology, our ability to sell existing products and services in both new and existing markets, and other factors which are more fully described in thinkorswim Group Inc.’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, actual results may vary in material aspects from those currently anticipated.  The forward-looking statements made in this press release relate only to events as of the date of this release. We undertake no ongoing obligation to update these statements.

Investor Contacts:
Ida Kane, SVP and CFO
801.816.6918
ida.kane@thinkorswim.com	Media Contact:

Frank Milano	Fran Del Valle
203.682.8343	212.717.5499
frank.milano@icrinc.com	frances.delvalle@influencecentral.com

THINKORSWIM GROUP INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2008	2008	2007

Revenue	$96,991	$90,990	$79,744
Costs and expenses
Cost of revenue	34,323	34,500	37,293
Selling expense	14,220	19,117	16,895
General and administrative expense	20,333	19,264	15,425
Special charges	726	393	838
Total costs and expenses	69,602	73,274	70,451

Income from operations	27,389	17,716	9,293

Other income (expense)
Interest expense, net	(264)	(4,190)	(2,309)
Interest income	272	455	209
Other	—	14	7
Other income (expense)	8	(3,721)	(2,093)

Net income before income taxes	27,397	13,995	7,200
Income tax provision	8,754	2,468	1,117

Net income	$18,643	$11,527	$6,083

Net income per common share:
Basic	$0.28	$0.18	$0.09
Diluted	$0.27	$0.17	$0.09

Weighted average common shares outstanding:
Basic	66,043	65,846	65,379
Diluted	68,754	68,860	68,416

	Six Months Ended June 30,
	2008	2007
Revenue	$187,981	$134,601
Costs and expenses
Cost of revenue	68,823	69,898
Selling expense	33,337	36,365
General and administrative expense	39,597	37,075
Special charges	1,119	965
Total costs and expenses	142,876	144,303

Income (loss) from operations	45,105	(9,702)

Other income (expense)
Interest expense, net	(4,454)	(3,777)
Interest income	727	861
Other	14	7
Other expense	(3,713)	(2,909)

Net income (loss) before income taxes	41,392	(12,611)
Income tax provision	11,222	1,150

Net income (loss)	$30,170	$(13,761)

Net income (loss) per common share:
Basic	$0.46	$(0.23)
Diluted	$0.44	$(0.23)

Weighted average common shares outstanding:
Basic	65,944	60,368
Diluted	68,807	60,368

THINKORSWIM GROUP INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$64,536	$61,579
Marketable securities	—	1,501
Accounts receivable, net of allowance ($183 and $198, respectively)	7,689	11,131
Receivable from clearing brokers	8,269	5,503
Deferred tax asset	15,151	13,496
Other current assets	9,776	9,622
Total current assets	105,421	102,832

Long-term restricted cash	373	389
Goodwill	208,880	208,776
Intangible assets, net of accumulated amortization ($24,810 and $17,330, respectively)	125,107	132,587
Software development cost, net of accumulated amortization ($5,776 and $3,363, respectively)	26,819	26,939
Furniture and equipment, net of accumulated depreciation ($10,770 and $8,726, respectively)	7,064	8,007
Other long-term assets	27,838	29,800

Total assets	$501,502	$509,330

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of deferred revenue	$107,225	$124,486
Other current liabilities	15,693	17,825
Accounts payable	10,410	8,896
Accrued payroll	7,190	13,278
Accrued tax liabilities	10,312	7,544
Current portion of capitalized lease obligations	227	212
Current portion of notes payable	17,500	17,500
Total current liabilities	168,557	189,741

Long-term portion of deferred revenue	28,988	37,384
Long-term portion of capitalized lease obligations	222	330
Long-term portion of notes payable	81,900	100,000
Deferred tax liabilities	24,441	18,487
Other long-term accrued liabilities	1,264	1,493
Total liabilities	305,372	347,435

Stockholders’ equity:
Common stock $0.01 par value (66,092 and 65,655 shares issued and outstanding, respectively)	661	656
Additional paid-in capital	335,073	331,006
Accumulated other comprehensive income	13	20
Accumulated deficit	(139,617)	(169,787)
Total stockholders’ equity	196,130	161,895

Total liabilities and stockholders’ equity	$501,502	$509,330

THINKORSWIM GROUP INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income (loss)	$18,643	$6,083	$30,170	$(13,761)
Reconciling adjustments:
Depreciation and amortization	6,033	6,071	11,941	9,074
Deferred taxes	2,907	691	4,982	724
Stock compensation expense	2,170	1,767	4,278	11,534
Amortization of exclusivity rights	302	293	604	586
Contingent shares in connection with exclusivity rights and intellectual property acquired	(299)	498	—	1,326
Amortization of debt issue costs	186	303	560	451
Decrease in fair value of interest rate swap, included in interest expense	(1,680)	(566)	(232)	(566)
Provision for sales return reserve	416	594	797	588
Provision for lease termination	—	136	—	136
Provision for bad debt expense	—	164	—	264
Loss on sale of assets	3	21	3	21
Loss (gain) on marketable securities	—	—	(7)	4
Changes in operating assets and liabilities, net of the effect of acquired businesses:
Accounts receivable	446	(5,265)	3,442	(13,047)
Receivable from clearing brokers	(476)	(1,414)	(2,766)	(4,533)
Income tax receivable	—	365	—	26
Other assets	154	1,863	(114)	2,587
Accounts payable	(596)	2,293	1,378	(4,245)
Deferred revenue	(14,452)	4,588	(25,657)	19,302
Accrued payroll	2,258	1,794	(6,088)	676
Other liabilities	(2,233)	(4,436)	(1,458)	(2,886)
Accrued tax liabilities	2,917	(13)	2,768	7
Net cash provided by operating activities	16,699	15,830	24,601	8,268

Cash flows from investing activities:
Proceeds from the sale or maturity of marketable securities	—	4,028	1,501	19,341
Proceeds from the sale of equipment	—	25	—	25
Payments for capitalized software development costs	(1,999)	(5,738)	(3,910)	(7,898)
Purchases of furniture and equipment	(467)	(1,468)	(1,007)	(2,243)
Cash held in escrow	(73)	15	758	(8,485)
Cash paid in business acquisitions, net of cash received	73	139	(758)	(149,262)
Net cash used in investing activities	(2,466)	(2,999)	(3,416)	(148,522)

Cash flows from financing activities:
Payment on capital leases	(42)	(48)	(93)	(91)
Payment on note payable	(8,100)	(2,500)	(18,100)	(2,500)
Changes in restricted cash	18	(2)	16	(5)
Proceeds from note payable	—	—	—	125,000
Payment of debt issuance costs	—	(31)	—	(4,539)
Minimum tax withholding on restricted stock awards	(28)	—	(430)	—
Proceeds from exercise of stock options	190	368	379	598
Net cash (used in) provided by financing activities	(7,962)	(2,213)	(18,228)	118,463

Effect of exchange rates on cash and cash equivalents	8	—	—	—

Increase (decrease) in cash and cash equivalents	6,279	10,618	2,957	(21,791)
Cash and cash equivalents:
Beginning of period	58,257	20,514	61,579	52,923

End of period	64,536	31,132	64,536	31,132

THINKORSWIM GROUP INC. AND SUBSIDIARIES

Financial Summary

(unaudited)

Reconciliation of Non-GAAP Information

The following table provides a breakout of Net Income (Loss) on an unaudited basis for all periods presented and a reconciliation of GAAP Net Income (Loss) to non-GAAP Adjusted EBITDA for the periods presented. The Company believes Adjusted EBITDA is an important measure of operating performance given the impact of accounting for deferred revenue and certain other costs.

in (millions)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2008	2008	2007	2008	2007 *

Net income (loss)	$18.6	$11.5	$6.1	$30.2	$(19.3)
Depreciation and amortization	6.2	6.9	7.2	13.1	11.9
Stock compensation expense	2.2	2.1	1.8	4.3	11.6
Special charges	0.7	0.4	0.8	1.1	0.9
Interest expense, net	—	3.7	2.1	3.7	2.8
Income tax provision	8.8	2.5	1.1	11.2	1.1
Other acquisition related items	—	—	—	—	10.5
Net change in deferred revenue	(14.5)	(11.2)	5.7	(25.7)	20.4
Adjusted EBITDA ($)	22.0	15.9	24.8	37.9	39.9
Adjusted EBITDA (as a % of STV)	26.7%	19.9%	29.0%	23.4%	24.1%

The following table provides a breakout of Revenue on an unaudited basis for all periods presented and a reconciliation of non-GAAP Sales Transaction Volume (“STV”) to GAAP Revenue. STV represents sales in a particular period before the effects of deferred revenue recognition from prior periods and the deferral of current period sales. The Company believes STV is an important measure of business volume in the Investor Education segment.

in (000s)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2008	2008	2007	2008	2007 *
Brokerage Services
Commissions	$33,126	$26,258	$16,704	$59,384	$29,584
Interest & dividends	6,198	7,668	4,988	13,866	9,013
Payment for order flow	7,869	6,574	3,971	14,443	5,892
Other revenue	1,764	1,966	1,228	3,730	2,752
Total brokerage services revenue	48,957	42,466	26,891	91,423	47,241

Investor Education
Sales transaction volume	33,582	37,319	58,592	70,901	118,281
Total sales transaction volume	82,539	79,785	85,483	162,324	165,522
Change in deferred revenue	14,452	11,205	(5,739)	25,657	(20,535)
Revenue	96,991	90,990	79,744	187,981	144,987

* The Company’s SEC filings for 2007 reflect Investools’ merger with thinkorswim on February 15, 2007. However, for comparative purposes, the six months ended June 30, 2007 have included results of operations as if the merger occurred on January 1, 2007 (pro-forma). The Company believes that given the size of the merger, comparing actual to actual would not be the most representative way to explain our operating results.

Segment Information

The following table provides information on an unaudited basis concerning thinkorswim Group Inc.’s operations by reportable segment for the periods presented. The Company’s SEC filings and the table below reflects consolidated results following Investools’ merger with thinkorswim on February 15, 2007 and stand-alone results for Investools through February 14, 2007.

in (000s)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue
Brokerage Services	$48,957	$26,891	$91,423	$36,854
Investor Education	48,034	52,853	96,558	97,747
Revenue	96,991	79,744	187,981	134,601

Income (Loss) from Operations
Brokerage Services	$23,092	$9,512	$40,715	$12,454
Investor Education	4,297	(219)	4,390	(22,156)
Income (loss) from operations	27,389	9,293	45,105	(9,702)

THINKORSWIM GROUP INC. AND SUBSIDIARIES

Operating Metrics

(unaudited)

	Q2-08	Q2-07	$ or # Change	% Change
thinkorswim, Inc.
Trading Days	64.0	63.0

New Retail Accounts Opened (1)	26,825	17,700	9,125	52%
New Funded Retail Accounts	12,350	9,725	2,625	27%
Ending Funded Retail Accounts .	78,075	39,075	39,000	100%
Retail DARTs (2)	52,500	20,900	31,600	151%
Active Trader DARTs (3)	46,800	27,100	19,700	73%
Total DARTs	99,300	48,000	51,300	107%

Total Trades	6,353,000	3,021,000	3,332,000	110%

Ending Client Assets ($MM)	$3,110	$1,780	$1,330	75%
Average Client Equity/Retail Account	$39.8	$44.4	$(4.6)	-10%
Retail Commission Per Trade	$8.88	$10.16	$(1.28)	-13%

Investor Education Group
Total Paid Graduates (4)	11,510	10,990	520	5%
Ending Cumulative Graduates (5)	365,000	308,000	57,000	19%
Ending Active Subscribers (6)	101,600	94,600	7,000	7%

Upsell Rate (7)	34%	48%
PHD Program	8%	18%
Masters Program	11%	25%
Associates Program	37%	30%
Trading Rooms	44%	27%

(1) Accounts opened are accounts that have initiated the application process with the intent to fund.

(2) Retail DARTs are trades executed using the retail thinkorswim platform.

(3) Active Trader DARTs are trades executed using an active trader platform such as thinkpipes.

(4)  Includes students who graduated from both the Foundation Course and the Currency Trader Course.

(5) Cumulative graduates include graduates and their guest attendees at workshops.

(6) Active Subscribers include subscribers to Investools Online, prophet.net, and Investools FX.

(7) This table illustrates the workshop upsell rates during the periods indicated. Workshop upsell rates are the sales that take place at the workshops of advanced product sales. Upsell rates do not include sales from the Company’s other sales operations.